UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: Date of Earliest Event Reported:	April 22, 2003 April 22, 2003
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)
Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
Exhibit 99	Boise Cascade Corporation earnings release dated April 22, 2003
Item 9.	Regulation FD Disclosure.

Boise Cascade Corporation is furnishing the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," under this Item 9 in accordance with SEC Release No. 33-8216.

On April 22, 2003, we issued an earnings release announcing our first-quarter 2003 financial results, a copy of which is attached as Exhibit 99. Additionally, executive management will discuss our first-quarter earnings during a webcast and conference call to be held today, April 22, at 12 noon (ET). To access the webcast or conference call, please go to our website at www.bc.com.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). To supplement the GAAP presentations, we also present the results of our operations before nonroutine gains and losses. For example, in the first quarter of 2003, we present results that exclude the effect of employee-related costs associated with our cost reduction program. We also exclude the cumulative effect of two accounting changes that took effect during the first quarter.

We believe our presentation of non-GAAP financial measures enhances our investors' overall understanding of our recurring operational performance and our prospects for the future. Specifically, we believe the results before nonroutine items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOISE CASCADE CORPORATION By /s/ Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date: April 22, 2003

EXHIBIT INDEX

Number 99	Description Boise Cascade Corporation earnings release dated April 22, 2003	Page Number